PRICING SUPPLEMENT NO. 90                                         Rule 424(b)(3)
DATED: May 20, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $20,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
May 26, 1999

Maturity Date:                                       CUSIP#: 073928 JP 9
March 28, 2002
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                      Maximum Interest Rate: N/A

[_]          Commercial Paper Rate                        Minimum Interest Rate: N/A

[_]          Federal Funds Rate                           Interest Reset Date(s): *

[_]          Treasury Rate                                Interest Reset Period: Three Months

[_]          LIBOR Reuters                                Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                                   Interest Payment Period: Quarterly

[_]          CMT Rate


Initial Interest Rate: ***

 Index Maturity:  Three Months

 Spread (plus or minus): +0.22%

*      8/30/99, 11/29/99, 2/28/00, 5/19/00, 8/28/00, 11/28/00, 2/28/01, 5/28/01,
       8/28/01, 11/28/01, and 2/28/02.

**     8/30/99, 11/29/99, 2/28/00, 5/19/00, 8/28/00, 11/28/00, 2/28/01, 5/28/01,
       8/28/01, 11/28/01, 2/28/02 and 3/28/02.

***    The three-month LIBOR rate on May 24, 1999 plus 22 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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